As filed with the Securities and Exchange Commission on September 10, 1999

                                                    Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                   COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)
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                                    Delaware
--------------------------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   13-3728359
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                      (I.R.S. Employer Identification No.)

             500 Glenpointe Centre West, Teaneck, New Jersey 07666
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              (Address of Principal Executive Offices) (Zip Code)

                   Cognizant Technology Solutions Corporation
                        1999 Incentive Compensation Plan
                   Cognizant Technology Solutions Corporation
                          Employee Stock Purchase Plan
--------------------------------------------------------------------------------
                            (Full Title of the Plan)

                               Wijeyaraj Mahadeva
                Chairman of the Board and Chief Executive Officer
                   Cognizant Technology Solutions Corporation
              500 Glenpointe Centre West, Teaneck, New Jersey 07666
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                     (Name and Address of Agent for Service)

                                 (201) 801-0233
--------------------------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)

                                    Copy to:
                              David J. Sorin, Esq.
                              David S. Matlin, Esq.
                   Buchanan Ingersoll Professional Corporation
                              500 College Road East
                           Princeton, New Jersey 08540
                                 (609) 987-6800

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------
                                                       Proposed      Proposed
                                         Amount        Maximum        Maximum        Amount Of
        Title Of Securities              To Be         Offering      Aggregate     Registration
          To Be Registered            Registered(1)   Price Per      Offering          Fee
                                                        Share          Price
-----------------------------------------------------------------------------------------------
Class A Common Stock, par value
$.01 per share
  Issued under the Cognizant
   Technology Solutions 1999
   Incentive Compensation Plan.......   558,750       $24.31(2)    $13,583,213(2)   $3,776.13

  Issuable pursuant to options or
   other awards to be granted under
   Cognizant Technology Solutions
   Corporation 1999 Incentive
   Compensation Plan.................   441,250       $23.55(3)    $10,391,438(3)   $2,888.82

  To be issued under the Cognizant
   Technology Solutions Corporation
   Employee Stock Purchase Plan......   400,000       $23.55(3)    $ 9,420,000(3)   $2,618.76

-----------------------------------------------------------------------------------------------
     TOTAL                            1,400,000                    $33,394,651      $9,283.71
===============================================================================================

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been divided among three subtotals.

(2) Pursuant to Rule 457(h), these prices are calculated based on the weighted average exercise price of $24.31 per share covering 558,750 shares subject to stock options granted under the Cognizant Technology Solutions Corporation 1999 Incentive Compensation Plan.

(3) Pursuant to Rule 457(c) and Rule 457(h), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low price per share of the Registrant's Common Stock as reported on the Nasdaq National Market on September 7, 1999.

                                EXPLANATORY NOTE

     This  Registration   Statement  has  been  filed  by  Cognizant  Technology
Solutions Corporation (the "Company") in order to register an aggregate of 1,400,000 shares of Class A Common Stock, as follows: (i) 1,000,000 shares of Class A Common Stock issuable under the Company's 1999 Incentive Compensation Plan (the "Incentive Plan"); and (ii) 400,000 shares of Class A Common Stock issuable under the Company's Employee Stock Purchase Plan (the "Purchase Plan" and, together with the Incentive Plan, are hereinafter referred to as the "Plans").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified by Part I of this Form S-8 will be sent or given to participants in the Plans listed on the cover page of this Registration Statement as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) are not being filed with the Commission but constitute (taken together with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of
Part II hereof) a prospectus that meets the requirements of Section 10(a) (the "Section 10(a) Prospectus") of the Securities Act.

     The Company will provide a written statement to each participant of the Plans advising each such participant of the availability without charge, upon written or oral request, of the documents referred to under Item 3 -- "Incorporation of Documents by Reference" which have been incorporated in the
Section 10(a) Prospectus by reference, along with any other documents required to be delivered to employees pursuant to Rule 428(b) promulgated by the Commission under the Securities Act. Whenever updating information is required, the Company shall furnish promptly without charge to each Plan participant, upon written or oral request, a copy of all documents containing the Plan information required by Part I that then constitute part of the Section 10(a) Prospectus, although documents previously furnished need not be re-delivered. Requests for such copies should be directed to the Chief Financial Officer, Cognizant Technology Solutions Corporation, 500 Glenpointe Centre West, Teaneck, New Jersey 07666. Telephone requests may be directed to (201) 801-0233.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents which have been or will be filed with the Commission are incorporated herein by reference and in the Section 10(a) Prospectus by reference:

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1998 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (b) All reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1998.

          (c) The description of the Company's Class A Common Stock, $.01 par value, which is contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act in the form declared effective by the Commission on June 18, 1998, including any subsequent amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of the filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     As permitted by the Delaware General Corporation Law (the "DGCL"), the Company's Certificate of Incorporation includes a provision that eliminates personal liability for its directors for monetary damages for breach of fiduciary duty, as a director except for liability: (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; and (iv) for any transaction from which the director derived an improper personal benefit.

     As permitted by Section 145 of the DGCL, the Company's By-Laws provide that: (i) the Company is required to indemnify its directors and officers to the fullest extent permitted by the DGCL; (ii) the Company may, in its discretion, indemnify other persons as set forth in the DGCL and (iii) rights conferred in the By-Laws are not exclusive.

     The Company has obtained liability insurance for the benefit of its directors and officers which provides coverage for losses of directors and officers for liabilities arising out of claims against such persons acting as directors or officers of the Company due to any breach of duty, neglect, error, misstatement, misleading statement, omission or act done by such directors and officers, except as prohibited by law.

     The Registrant has executed indemnification agreements with each of its directors and executive officers pursuant to which the Company has agreed to indemnify such parties, subject to certain exceptions, if such party becomes subject to an action because such party is a director, officer, employee, agent or fiduciary of the Company.

     At present, there is no pending litigation or proceeding involving a director or officer of the registrant as to which indemnification is being sought nor is the registrant aware of any threatened litigation that may result in claims for indemnification by any director or officer.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

    Exhibit
    Number                    Description
    ------                    -----------

      4.1       Cognizant  Technology   Solutions   Corporation  1999  Incentive
                Compensation Plan.

      4.2       Cognizant  Technology   Solutions   Corporation  Employee  Stock
                Purchase Plan.

       5        Opinion of Buchanan Ingersoll Professional Corporation.

     23.1       Consent of PricewaterhouseCoopers LLP.

     23.2       Consent   of   Buchanan   Ingersoll   Professional   Corporation
                (contained in the opinion filed as Exhibit 5).

      24        Power of Attorney (see "Power of Attorney" below).


ITEM 9.   UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment(s) to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering
                                                             ---- ----
thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Teaneck, State of New Jersey, on this 10th day of September, 1999.

                                        COGNIZANT TECHNOLOGY
                                        SOLUTIONS CORPORATION

                                        By: /s/Wijeyaraj Mahadeva
                                            ------------------------------------
                                          Chairman of the Board and
                                          Chief Executive Officer



                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Wijeyaraj Mahadeva and Gordon J. Coburn, and each of them his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                     Title                        Date
        ---------                     -----                        ----


/s/ Wijeyaraj Mahadeva        Chairman of the Board and       September 10, 1999
-----------------------
Wijeyaraj Mahadeva            Chief Executive Officer
                              (principal executive officer)

s/ Gordon Coburn              Chief Financial Officer,        September 10, 1999
-----------------------
Gordon Coburn                 Treasurer and Secretary
                              (principal financial and
                              accounting officer)

/s/ Anthony Bellomo           Director                        September 10, 1999
-----------------------
Anthony Bellomo

                              Director                        September   , 1999
-----------------------
Victoria Fash

/s/ Robert W. Howe            Director                        September 10, 1999
-----------------------
Robert W. Howe

                              Director                        September   , 1999
-----------------------
John Klein

/s/ Venetia Kontogouris       Director                        September 10, 1999
------------------------
Venetia Kontogouris

                                  EXHIBIT INDEX


   Exhibit
   Number                     Description
   ------                     -----------

     4.1       Cognizant   Technology   Solutions   Corporation   1999 Incentive
               Compensation Plan.

     4.2       Cognizant  Technology Solutions Corporation Employee Stock Option
               Plan.

      5        Opinion of Buchanan Ingersoll Professional Corporation.

     23.1      Consent of PricewaterhouseCoopers LLP.

     23.2 Consent of Buchanan Ingersoll Professional Corporation (contained in the opinion filed as Exhibit 5).

      24       Power of Attorney (included on signature page).